                                                                            99.4

                     A.B. WATLEY GROUP INC. AND SUBSIDIARIES
           Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of A. B. Watley Group Inc., a Delaware corporation ("Watley"), and On-Site Trading, Inc., a Delaware corporation ("On-Site"), and have been prepared to illustrate the effects of the acquisition described below. The unaudited pro forma combined condensed financial statements are presented for illustration purposes only in accordance with the assumptions set forth below, are not necessarily indicative of the combined financial positions or results of operations which may be reported in future periods, nor of the financial position or results of operations that would have occurred if Watley and On-Site had been a combined company during the periods specified, nor had the acquisitions been completed on the dates indicated.

On November 2, 2001, Watley completed the acquisition of certain of the businesses, assets and liabilities of On-Site, primarily On-Site's customer base and its interest in On-Site Trading LLC, a broker-dealer subsidiary. The assets acquired were $5,593,484; the liabilities assumed, including minority interest, were $5,596,183. In exchange for the assets and liabilities of On-Site acquired, and pursuant to the terms of the Asset Purchase Agreement, Watley issued 1,875,000 shares of its common stock to On-Site. Of these shares, 25% (468,750 shares) were contingent upon achieving certain post-acquisition revenues from On-Site's customers. Watley also will assume a liability of $1,800,000 that On-Site had to On-Site Trading LLC.

The unaudited pro forma combined condensed financial statements and related notes are qualified in their entirety by reference to, and should be read in conjunction with: (i) the historical financial statements and related notes of On-Site included elsewhere in this filing, and (ii) the historical financial statements and related notes of Watley contained in Watley's Annual Report on Form 10-K for the year ended September 30, 2001.

The accompanying unaudited pro forma combined condensed financial statements give effect to the acquisition by Watley of On-Site using the purchase method of accounting. The unaudited pro forma combined condensed financial statements are based upon the respective historical audited and unaudited financial statements and related notes Watley and On-Site. The pro forma adjustments are preliminary and are based on management's estimates of the value of the tangible and intangible assets acquired. The actual adjustments may differ from those presented in these pro forma financial statements. The final purchase price allocation will be completed after asset and liability valuations are final, and after any contingent consideration related to the acquisition of On-Site is determined. The preliminary allocations are based on assumptions that Watley's management believes are reasonable. Final adjustments may result in a different allocation of the purchase price, which would affect the value assigned to the tangible and intangible assets or could result in a change on the statement of operations.

The unaudited pro forma combined condensed statement of financial condition assumes that the acquisition took place on September 30, 2001, and combines Watley's unaudited statement of condition and statement of operations with On-Site's unaudited statement of condition. The unaudited proforma combined condensed statement of operations assumes that the acquisition became effective as of October 1, 2000. Certain reclassifications have been made to Watley's and On-Site's historical financial statements to conform to Watley's current financial statement classifications.

The pro forma earnings do not reflect any potential operating cost savings that may result from the consolidation of operations of Watley and On-Site and are not necessarily indicative of any operating cost savings that may be realized.

                     A.B. Watley Group Inc. and Subsidiaries
     Unaudited Pro Forma Combined Condensed Statement of Financial Condition
                          Year ended September 30, 2001

                                                      Historical                                          Pro Forma
                                                      ----------                      Pro Forma           Combined
                                                        Watley         On-Site       Adjustments            Watley
                                                      ------------    ------------    ------------      ------------
Assets

Cash and cash equivalents                             $  1,008,387    $    118,802    $   (118,802)  b  $  1,008,387
Securities owned at market value                           343,434       4,623,560         (72,582)  b     4,894,412
Goodwill and other intangibles                                --              --         6,896,449   b     6,896,449
Secured demand note receivable                                --         2,700,000      (2,700,000)  b          --
Furniture & equipment and leasehold improvements        14,806,945         769,680            --          15,576,625
Receivable from clearing broker                          2,294,533            --              --           2,294,533
Loans receivable from related party                        257,197            --              --             257,197
Employee loans receivable                                     --            46,667         (46,667)  b          --
Receivable from licensees                                     --           356,725        (356,725)  b          --
Other assets                                             2,822,180         929,186        (400,000)  b     2,695,006
                                                      ------------    ------------    ------------      ------------
Total assets                                          $ 21,532,676    $  9,544,620    $  2,545,313      $ 33,622,609
                                                      ============    ============    ============      ============

Liabilities and Stockholders' Equity

                                       Liabilities:

Payable to brokers and dealers                        $       --      $  1,937,515    $ (1,849,615)  b  $     87,900
Bank overdraft payable                                        --           212,095        (203,462)  b         8,633
Loan payable                                             3,437,323         233,333            --           3,670,656
Accrued expenses and other payables                      6,568,108       1,348,033      (1,201,682)  b     6,714,459

Notes payable to related party                           4,350,000            --              --           4,350,000
Securities sold short not yet due for settlement           372,545       3,358,583            --           3,731,128
Subordinated borrowings                                    530,000       6,700,000      (6,700,000)  b       530,000
Other liabilities                                        3,342,509            --              --           3,342,509
                                                      ------------    ------------    ------------      ------------
Total liabilities                                       18,600,485      13,789,559      (9,954,759)       22,435,285
                                                      ------------    ------------    ------------      ------------

                                  Minority Interest                      2,161,383                         2,161,383
                                                      ------------    ------------                      ------------

Stockholders' Equity:

Preferred stock                                               --                80             (80)  b          --
Common stock                                                10,996             100            (100)  b        12,871
                                                                                             1,875   a

Additional paid in capital                              37,224,984       4,370,821      (4,370,821)  b    43,316,859
                                                                                         6,091,875   a

Options cost and deferred compensation, net               (727,361)                                         (727,361)
Retained earnings/members' equity                      (33,576,428)    (10,777,323)     10,777,323   a   (33,576,428)
                                                      ------------    ------------    ------------      ------------
Total stockholders' equity                               2,932,191      (6,406,322)     12,500,072         9,025,941
                                                      ------------    ------------    ------------      ------------
Total liabilities & equity                            $ 21,532,676    $  9,544,620    $  2,545,313      $ 33,622,609
                                                      ============    ============    ============      ============

                     A.B. Watley Group Inc. and Subsidiaries
         Unaudited Pro Forma  Condensed Combined Statement of Operations
                      For The Year Ended September 30, 2001



                                                      Historical                                   Pro Forma
                                                      ----------                    Pro Forma       Combined
                                                        Watley        On-Site      Adjustments       Watley
                                                      ----------     ----------     ----------     ----------
Revenues:
Commissions                                           18,887,752     30,349,494             --     49,237,246
Trading income                                         3,196,844      5,383,411             --      8,580,255
Interest and dividend income                           2,090,189      3,938,039             --      6,028,228
Data service fees                                      1,297,117                                    1,297,117
Other income                                                          1,189,110             --      1,189,110
                                                      ----------     ----------     ----------     ----------
Total revenues                                        25,471,902     40,860,054             --     66,331,956
                                                      ----------     ----------     ----------     ----------

Interest expense                                       1,251,084      1,494,362       (671,961) d   2,073,485
                                                      ----------     ----------     ----------     ----------

Net revenues                                          24,220,818     39,365,692        671,961     64,258,471
                                                      ----------     ----------     ----------     ----------

Expenses:
Employee compensation, benefits and branch payouts    12,686,615     21,122,425                    33,809,040
Clearance fees, floor brokerage and execution         10,572,220      7,126,340                    17,698,560
Depreciation and amortization                          5,499,922        453,324      1,379,290  c   7,332,536
Other operating expenses                              15,753,924     22,973,563             --     38,280,877
                                                      ----------     ----------     ----------     ----------
Total expenses                                        44,512,681     51,675,652      1,379,290     97,565,623
                                                      ----------     ----------     ----------     ----------

Loss from operations                                 (20,291,863)   (12,309,960)      (707,329)   (33,309,152)

Loss on investments                                      703,614             --             --        703,614
                                                      ----------     ----------     ----------     ----------
Loss before income tax                               (20,995,477)   (12,309,960)      (707,329)   (34,012,766)

Income tax provision                                      28,697          2,160             --         30,857
                                                      ----------     ----------     ----------     ----------
Net loss before minority interest                    (21,024,174)   (12,312,120)      (707,329)   (34,043,623)

Minority interest                                             --        720,380             --        720,380
                                                      ----------     ----------     ----------     ----------
Net loss                                             (21,024,174)   (11,591,740)      (707,329)   (33,323,243)
                                                      ==========     ==========     ==========     ==========

A. B. Watley Group Inc.
Notes to Unaudited Pro Forma Combined Condensed Financial Statements

     1. Basis of Presentation

The unaudited pro forma combined condensed financial statements reflect the recording of entries required under the purchase method of accounting pursuant to Statement of Financial Accounting Standards Nos. 141 and 142. Under this method of accounting, the purchase price is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the effective date of the combination. The excess of consideration paid over the estimated fair value of net assets acquired is recorded as goodwill. Identifiable intangible assets will be amortized as a charge to earnings over their expected life. The pro forma adjustments are based on estimates.

     2. Pro Forma Adjustments

(a) Purchase Price

Watley is acquiring certain of the businesses, assets and liabilities of On-Site, primarily On-Site's customer base and its interest in On-Site Trading LLC, a broker-dealer subsidiary. In exchange for the net assets of On-Site acquired, and pursuant to the terms of the Asset Purchase Agreement, Watley issued 1,875,000 shares of its common stock to the stockholders of On-Site. The shares have been valued at $3.25, the price of Watley's stock when the terms of the acquisition were finalized (the share price on the closing date was $3). Of these shares, 25% (468,750 shares) were contingent upon achieving certain non-acquisition revenues from On-Site's customers. Based on such customer revenues through year end 2001, it is assumed all such shares will be issued. Watley also will assume a liability of $1,800,000 that On-Site had to On-Site Trading LLC. Watley incurred approximately $400,000 of direct costs associated with the acquisition. The amounts and components of its purchase price, along with the preliminary allocation of the purchase price, are presented below:

--------------------------------------------------------------------------------
Issuance of Watley shares
--------------------------------------------------------------------------------
Common stock, $.001 par value, 1,875,000 shares issued               $6,093,750
--------------------------------------------------------------------------------
Direct costs                                                            400,000
--------------------------------------------------------------------------------
Total purchase price                                                 $6,493,750
--------------------------------------------------------------------------------

Preliminary Purchase Price Allocation

--------------------------------------------------------------------------------
Net liabilities acquired                                             $ (402,699)
--------------------------------------------------------------------------------
Goodwill and identifiable intangible assets                          $6,896,449
--------------------------------------------------------------------------------

(b) Elimination of On-Site's asset and liabilities

Adjustment reflects the elimination of On-Site's asset and liabilities not purchased or assumed pursuant to the Asset Purchase Agreement consummated on November 2, 2001.

(c) Amortization of goodwill and other intangible assets

Adjustment to reflect the amortization expense related to intangible assets, primarily On-Site's customer base. For purposes of these pro-forma financial statements, it is assumed that the entire excess purchase price is allocable to the customer base, which has an estimated life of 5 years. The final purchase price allocation may result in a different allocation and amortization period after certain intangible assets, such as customer lists and trademarks, are appraised. Watley does not expect the change in amortization expense to be material.

(d) Interest Expense

Adjustment reflects the elimination of interest expense related to subordinated liabilities of On-Site that were not assumed by Watley pursuant to the Asset Purchase Agreement consummated on November 2, 2001.

(e) Restructuring Costs

Although no assurances can be given, Watley expects savings will be achieved at an annual rate of approximately $10 million as a result of steps taken to integrate operations and to achieve efficiencies in combined operations. These anticipated savings were determined based upon preliminary estimates. The pro forma financial information does not give effect to these expected cost savings.